Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
Thursday, April 25, 2013	TRADED: Nasdaq

LANCASTER COLONY REPORTS THIRD QUARTER SALES AND EARNINGS

COLUMBUS, Ohio, Apr. 25 — Lancaster Colony Corporation (Nasdaq: LANC) today reported results for the company’s third fiscal quarter ended March 31, 2013. Highlights of the quarter:

•	Net sales increased three percent to $280 million versus $271 million in the third quarter last year, reflecting growth in Specialty Foods sales.

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Net income totaled $21,833,000 compared with $18,222,000 for the corresponding quarter a year ago, primarily reflecting improved Specialty Foods operating results. Third quarter net income per diluted share totaled $.80 compared to $.67 a year ago.

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Specialty Foods sales increased four percent to a third quarter record of $247.1 million on higher retail volume. The segment’s operating income totaled $33.6 million compared to $29.6 million in the third quarter last year. Contributing to the improved operating results were higher sales, a more favorable sales mix, modestly lower material costs and reduced consumer marketing costs. Pricing was not a material factor in the sales increase.

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Glassware and Candles sales declined four percent to $32.4 million on lower candle volume. However, the segment’s operating income increased to $1.6 million from $1.0 million in the third quarter last year. An improved sales mix helped offset the lower sales.

•	The company’s balance sheet remained strong with no debt outstanding at March 31, 2013, and $100.6 million in cash and equivalents.

•	The quarterly cash dividend was continued at the higher level of $.38 per share set last quarter, as Lancaster Colony has increased its regular cash dividend each year for 50 consecutive years.

For the nine months ended March 31, 2013, net sales were $897 million compared to $857 million a year ago. Net income was $83,772,000, or $3.06 per diluted share. Net income for the nine months last year totaled $69,853,000, or $2.56 per diluted share. Current year-to-date net income included pretax income of $0.3 million (one cent per share after taxes) from a second-quarter distribution received under the Continued Dumping and Subsidy Offset Act (CDSOA). In the prior year, net income included a pretax CDSOA distribution of $2.7 million (six cents per share after taxes).

John B. Gerlach, Jr., chairman and CEO, said, “We were again pleased to achieve improved operating income in both our business segments. It was also encouraging to see continued growth in Specialty Foods sales during a period of unsettled consumer demand. Lower material and promotional costs further contributed to the quarterly improvement.”

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Looking ahead, Mr. Gerlach added, “While new products continue to support Specialty Foods sales, fourth quarter comparisons are expected to face the challenges of the strong pace of product rollouts last year, a period of recovery in crouton sales as new production capacity comes online with resumed marketing support, and modest deflation among certain foodservice products. We also plan somewhat higher consumer-directed marketing investment while overall material input costs should be relatively neutral to the prior-year quarter. For our Glassware and Candles segment, the fourth quarter is typically a seasonally slow period. A debt-free balance sheet continues to provide us operating flexibility and a strong base to support our future growth.”

Conference Call on the Web

The company’s third quarter conference call is scheduled for this morning, April 25, at 10:00 a.m. ET. You may access the call through a live webcast by using the link provided on the company’s Internet home page at www.lancastercolony.com. Replays of the webcast will be made available on the company website.

About the Company

Lancaster Colony Corporation is a diversified manufacturer and marketer of consumer products focusing primarily on specialty foods for the retail and foodservice markets.

Forward-Looking Statements

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:

•	the potential for loss of larger programs or key customer relationships;

•	the effect of consolidation of customers within key market channels;

•	the success and cost of new product development efforts;

•	the lack of market acceptance of new products;

•	the reaction of customers or consumers to the effect of price increases we may implement;

•	changes in demand for our products, which may result from loss of brand reputation or customer goodwill;

•	the possible occurrence of product recalls or other defective or mislabeled product costs;

•	price and product competition;

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•	fluctuations in the cost and availability of raw materials;

•	adverse changes in energy costs and other factors that may affect costs of producing, distributing or transporting our products;

•	maintenance of competitive position with respect to other manufacturers, including global sources of production;

•	dependence on key personnel;

•	stability of labor relations;

•	dependence on contract copackers and limited or exclusive sources for certain goods;

•	changes in estimates in critical accounting judgments;

•	the outcome of any litigation or arbitration; and

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risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on statements that are based on current expectations.

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FOR FURTHER INFORMATION:	John B. Gerlach, Jr., Chairman and CEO, or
John L. Boylan, Vice President, Treasurer and CFO
Lancaster Colony Corporation
Phone: 614/224-7141
—or—
Investor Relations Consultants, Inc.
Phone: 727/781-5577 or E-mail: lanc@mindspring.com

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LANCASTER COLONY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In thousands except per-share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012
Net sales	$279,511	$271,098	$896,642	$857,400
Cost of sales	220,687	217,296	690,445	678,309

Gross margin	58,824	53,802	206,197	179,091
Selling, general & administrative expenses	26,517	25,848	80,693	74,915

Operating income	32,307	27,954	125,504	104,176
Interest income and other – net	(63)	39	205	2,774

Income before income taxes	32,244	27,993	125,709	106,950
Taxes based on income	10,411	9,771	41,937	37,097

Net income	$21,833	$18,222	$83,772	$69,853

Net income per common share:(a)
Net income – basic and diluted	$.80	$.67	$3.06	$2.56

Cash dividends per common share	$.38	$.36	$6.12	$1.05

Weighted average common shares outstanding:
Basic	27,259	27,216	27,244	27,237
Diluted	27,287	27,251	27,275	27,268

(a)	Based on the weighted average number of shares outstanding during each period.

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LANCASTER COLONY CORPORATION

BUSINESS SEGMENT INFORMATION (Unaudited)

(In thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012
NET SALES
Specialty Foods	$247,098	$237,432	$768,613	$740,604
Glassware and Candles	32,413	33,666	128,029	116,796

	$279,511	$271,098	$896,642	$857,400

OPERATING INCOME
Specialty Foods	$33,648	$29,561	$126,790	$109,510
Glassware and Candles	1,587	973	7,809	2,272
Corporate expenses	(2,928)	(2,580)	(9,095)	(7,606)

	$32,307	$27,954	$125,504	$104,176

LANCASTER COLONY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	March 31, 2013	June 30, 2012
ASSETS
Current assets:
Cash and equivalents	$100,611	$191,636
Receivables – net of allowance for doubtful accounts	91,705	73,326
Total inventories	91,508	109,704
Deferred income taxes and other current assets	23,812	17,073

Total current assets	307,636	391,739
Net property, plant and equipment	191,966	184,130
Other assets	104,023	106,766

Total assets	$603,625	$682,635

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,171	$40,708
Accrued liabilities	35,828	31,963

Total current liabilities	75,999	72,671
Other noncurrent liabilities and deferred income taxes	44,924	45,697
Shareholders’ equity	482,702	564,267

Total liabilities and shareholders’ equity	$603,625	$682,635

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